U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: October 19, 2009


                        APOLLO ENTERTAINMENT GROUP, INC.
                        --------------------------------
             (Exact Name of registrant as specified in its Charter)


       Florida                      333-153495                    22-3962092
----------------------          -------------------           ------------------
State of Incorporation          Commission File No.            I.R.S. Employer
                                                              Identification No.


150 East Angeleno, Ste.1426, Burbank, CA                        99016
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, (818) 539-6507
                               --------------


                     (Registrant's former name and address)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240-13e-4(c))

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ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

          On October 19, 2009, Michelle Tucker, the Tucker Family Spendthrift Trust and other shareholders sold 15,950,237 of common shares to Manfred Wutzer for $261,365.37. These shares represent 95.82% of our issued and outstanding common stock. The funds were provided by Euroinvestspain, S.L.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS

          On October 19, 2009, with expiration of the regulatory 10-day waiting period mandated by Regulation 14f-1 of the Securities Exchange Act of 1934, Michelle Tucker, the Company's sole officer and director resigned her Company positions.

          Prior to her departure from the Company and at the recommendation of Mr. Manfred Wutzer, the board of directors nominated Mr. Guenter Bauer, as successor director to fill the board vacancy. Additionally, the Board of Directors appointed Sigfried M. Klein as President, Anthony J. Finn as Chief Executive Officer and Joerg Lindner as Secretary and Treasurer.

          Messrs. Bauer, Klein, Finn and Lindner will serve in these corporate positions for the balance of the respective terms or until their successors will have been nominated or elected and qualified, as provided for in our corporate bylaws.

          Mr. Sigfried M. Klein has been offered an "at will" employment agreement providing for an annual salary of $36,000 payable monthly.

The following table sets forth information regarding the director and executive officers:

Executive Officers and Directors
--------------------------------

Table 1.
Name                       Age          Positions and Office
-----------------          ---          --------------------
Guenter Bauer              66           Director, Chairman of the Board
Sigfried M. Klein          48           President
Anthony J. Finn            50           Chief Executive Officer
Joerg W. Linder            43           Secretary, Treasurer

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Board of Directors will seek other qualified individuals to serve on the Board and to form committees to do the Board's work.

Officers are nominated and appointed by the Board of Directors and serve until their successors are appointed by the Board of Directors.

Biographical resumes of each officer and director is set forth below.

GUENTER BAUER: Since 2002, Mr. Bauer has owned and operated Hippocampus Corporate Development, AG, a firm specializing in the design, analysis and marketing of special investment products principally investment funds. Mr. Bauer is a graduate of the University of St. Gall, Switzerland.

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

SIGFRIED M. KLEIN: Mr. Klein holds a German Banking License issued by the Chamber of Commerce & Industry in Darmstadt, Germany. Since 2004, Mr. Klein has worked for Mazal Enterprises, LLC of Miami, Florida. Mr. Klein has acted as an investment advisor focused primarily on international commercial real estate investment projects.

ANTHONY J. FINN: Mr. Finn has been self employed as a financial consultant to clients in the U.K. and Brazil for the last 10 years.

JOERG W. LINDNER: From 2004 -2007 Mr. Lindner was the Sales Manager in Spain for a Delta Hamburg. From 2007 to the present, he is the officer manager, sales manager and account manager for a Spanish company called Gastro Delicatessen.

CONTROL PERSON: Manfred H. Wutzer: Mr. Wutzer has acquired 95.8% of the voting capital stock of the Company. Mr. Wutzer's age is 60. He is a resident of Mallorca, Spain. He was educated at the University of Cologne in Germany and received a Bachelor of Arts and Master of Business Administration. He is the owner of International Investment & Commerce, Inc., a company involved in the design and marketing of investment products.

ITEM 8.01 OTHER EVENTS

          Prior to departing the Company, the majority shareholders approved a corporate name change to Apollo Capital, Inc. The Company will implement the change in the near future.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number    Description
-------   -----------

10.1      Form of Stock Purchase and Sale Agreement
10.2      Form of Employment Agreement with Sigfried Klein

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        APOLLO ENTERTAINMENT GROUP, INC.

Dated: October 19, 2009
                                        /s/ Joerg Lindner
                                        -----------------
                                        By: Joerg Lindner
                                        Title: Secretary/Treasurer

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